SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

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PEERLESS MFG. CO.
(Name of Registrant as Specified In Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)
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PEERLESS MFG. CO.
2819 Walnut Hill Lane
Dallas, Texas 75229

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, December 8, 2005

     We will hold the Annual Meeting of Shareholders of Peerless Mfg. Co. on Thursday at our corporate offices, located at 2819 Walnut Hill Lane, Dallas, Texas 75229 (the “Annual Meeting”), December 8, 2005 at 10:00 a.m. At the Annual Meeting, we will ask you to vote on the following proposals:
•	The election of two Directors to serve as a Class II Directors for a three-year term or until their successors are elected and qualified;
•	The ratification of the selection of Grant Thornton LLP as our independent accountants for fiscal year 2006; and
•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
     The foregoing items of business, including the nominees for directors are more fully described in the Proxy Statement, which is attached to and made part of this Notice. If you were a shareholder at the close of business on October 14, 2005, you are entitled to notice of and to vote on the proposals to be considered at this year’s Annual Meeting. It is important that your Common Stock be represented at the Annual Meeting regardless of the number of shares you hold.
     You are cordially invited to attend the Annual Meeting in person. However, if you are unable to attend in person, please know that we desire to have maximum representation of our shareholders at the meeting and respectfully request that you complete, date, sign and return the enclosed proxy as promptly as possible in the enclosed postage-paid self-addressed envelope. No additional postage is required if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting as specified in the enclosed Proxy Statement. We look forward to hearing from you.
By Order of the Board of Directors,
/s/ Katherine S. Frazier
Secretary
Dallas, Texas
November 21, 2005
YOUR VOTE IS IMPORTANT.
Please vote early, even if you plan to attend the Annual Meeting.

PEERLESS MFG. CO.
2819 Walnut Hill Lane
Dallas, Texas 75229
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
December 8, 2005

QUESTIONS AND ANSWERS
Why did I receive this proxy statement?
     Peerless Mfg. Co. is furnishing you with this proxy statement on behalf of its Board of Directors to solicit proxies for its 2005 Annual Meeting of Shareholders and any adjournment or postponement of the Annual Meeting. On or about November 21, 2005, we will begin mailing this proxy statement and accompanying proxy card to everyone who was a shareholder of our company at the close of business on October 14, 2005. We prepare a proxy statement each year to let our shareholders know when and where we will hold our annual shareholders meeting. This proxy statement:
•	includes information about the matters that will be discussed and voted on at the meeting, and

•	provides you with updated information about our company.
I may have received more than one proxy statement. Why?
     If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.
What will occur at the Annual Meeting?
     We will determine whether enough shareholders are present at the meeting to conduct business. A shareholder will be deemed to be “present” at the meeting if the shareholder:
•	is present in person, or

•	is not present in person but has voted by proxy card prior to the meeting.
     All shareholders of record at the close of business on October 14, 2005 will be entitled to vote on matters presented at the meeting or any adjournment thereof. On October 14, 2005, there were 3,036,684 shares of our Common Stock issued and outstanding. The holders of a majority, or 1,518,343 of the shares of our Common Stock entitled to vote at the meeting, must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 1,518,343 shares are present at the meeting, we will adjourn and reschedule the meeting until a quorum is present. Under our Articles of Incorporation, for each share of Common Stock that you owned at the close of business on October 14, 2005, you are entitled to one vote on all matters brought before the meeting or any adjournment thereof.
     After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Mellon Investor Services LLC, will count the votes and act as inspector of election.
     We know of no other matters that will be presented for consideration at the Annual Meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Peerless Mfg. Co. and our shareholders.
     A representative of Grant Thornton LLP, our independent accountants, is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

How many votes are necessary to elect the nominees for director?
     The vote of the holders of a plurality of the shares present in person or present by proxy and entitled to vote in the election of directors is required to elect any director. Each share may be voted for each of the nominees, but no share may be voted more than once for any particular nominee.
     Votes that are withheld from a director nominee will be counted in determining whether a quorum has been reached, but will not affect the outcome of the vote. Votes may be cast in favor of, or withheld from, any director nominee.
     In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.
What if a nominee is unwilling or unable to stand for election?
     The persons nominated for re-election to our Board of Directors have agreed to stand for election. However, should a nominee become unable or unwilling to accept nomination or election, the proxies will be voted for the election of such other person as the Board may recommend. Our Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, the nominees intend to serve the entire term for which election is sought.
How do I vote if I am not planning to attend the Annual Meeting?
     In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.
     We encourage you to vote now even if you plan to attend the Annual Meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.
     Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given on a properly executed proxy card, it will be voted FOR adoption of the proposals set forth in this proxy statement.
What if I want to change my vote?
     You may revoke your vote on a proposal at any time before the Annual Meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Katherine S. Frazier, at 2819 Walnut Hill Lane, Dallas, Texas 75229. You may also come to the meeting and change your vote in writing.
How do I raise an issue for discussion or vote at the next Annual Meeting?
     There are two different deadlines for the submission of shareholder proposals. If you would like to include a proposal in our next annual proxy statement you must submit the proposal in writing no later than July 25, 2006. The proposal will be included in our next annual proxy statement if it is a proposal that we are required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us.

     If you would like to present a proposal at our next Annual Meeting, other than for inclusion in our proxy statement, you must submit the proposal in writing no earlier than June 24, 2006 and no later than July 25, 2006. Any such proposal when submitted must be in compliance with applicable law and our bylaws.
     Proposals should be directed to our Secretary, Katherine S. Frazier, at 2819 Walnut Hill Lane, Dallas, Texas 75229.
What if my shares are in a brokerage account and I do not vote?
     If your shares are in a brokerage account and you do not vote, your brokerage firm could:
•	vote your shares, if it is permitted by the Nasdaq rules, or

•	not vote your shares.
     Brokers who hold shares in street name have the authority to vote in favor of all proposals specified in this proxy statement, if they do not receive contrary voting instructions from beneficial owners. If a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. Such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. A broker non-vote will not affect the outcome of the voting on any proposals in this proxy statement.
How are abstentions treated?
     Any shareholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the directors or the ratification of our independent accountants. Our shareholders have no appraisal rights under Texas law with respect to the proposals specified in this proxy statement.
Who will pay for the cost of this solicitation?
     We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to their principals. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the proxy materials to the beneficial owners of our Common Stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.
Where can I find the voting results of the Annual Meeting?
     We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006 ending on December 31, 2005. We will file that report with the Securities and Exchange Commission by mid-February 2006, and you can get a copy by contacting either our Investor Relations office at (214) 353-5589 or the Securities and Exchange Commission at (800) SEC-0330 or by visiting the Securities and Exchange Commission website at www.sec.gov or the “SEC Filings” page of the “Investor Relations” section of our website at www.peerlessmfg.com.

MORE ABOUT THE PROPOSALS
PROPOSAL NO. 1
ELECTION OF CLASS II DIRECTORS
     The Company’s Bylaws provide that the number of directors will be five. The Company’s Board of Directors consists of three classes, with one director serving in Class I, and two directors serving in each of Classes II and III. Each class of director serves three-year terms or until a successor has been elected and qualified. The terms of the Class II directors, Bernard S. Lee and Joseph V. Mariner, Jr., expire at the Annual Meeting.
     Our Board of Directors proposes the re-election of Bernard S. Lee and Joseph V. Mariner, Jr. as Class II directors, to hold office for a term of three years, expiring at the close of our Annual Meeting of Shareholders to be held in 2008, or until their successors are elected and qualified. It is the Board’s opinion that because of Mr. Lee’s and Mr. Mariner’s tenure as directors, they are sufficiently familiar with the Company and its business to be able to competently direct and manage the Company’s business affairs. Biographical information on Mr. Lee and Mr. Mariner is set forth below in “Other Information You Need to Make an Informed Decision — Directors, Nominees, Executive Officers and Significant Employees of the Company.”
     If Mr. Lee or Mr. Mariner becomes unavailable for election, which is not anticipated, the proxies will be voted for the election of such other person as the Board may recommend.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT ACCOUNTANTS
     Grant Thornton LLP, independent certified public accountants, served as independent accountants for the Company for the fiscal year ended June 30, 2005 and has reported on the Company’s financial statements. The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the Company’s independent accountants for fiscal year 2006 and the Board recommends that the shareholders ratify this selection.
     A representative of Grant Thornton is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions. See “Report of the Audit Committee” and “Independent Auditor’s Services and Fees” for a discussion of auditor independence.
     Shareholder ratification is not required for the selection of Grant Thornton LLP as the Company’s independent accountants for fiscal year 2006, because the Audit Committee has the responsibility of selecting the Company’s independent accountants. The selection is being submitted for ratification with a view toward soliciting the opinion of the shareholders, which opinion will be taken into consideration in future deliberations.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE 2006 FISCAL YEAR.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
Directors, Nominees, Executive Officers and Significant Employees of the Company
     The Company’s Bylaws divide the Board into three classes, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. The term for our Class II Directors expires this year. The shareholders of the Company elect successors to directors whose terms have expired. The Board fills vacancies in unexpired terms.
     There is no family relationship among any of our directors and senior officers. The following table sets forth the names of our directors and senior officers and their respective ages and positions:

Name	Age	Position
Peter J. Burlage	41	Executive Vice President and Chief Operating Officer (Newly Appointed)
G. Darwyn Cornwell	61	Vice President of Operations
Bernard S. Lee	70	Class II Director
Joseph V. Mariner, Jr.	85	Class II Director
R. Clayton Mulford	49	Class I Director
Henry G. Schopfer, III	59	Chief Financial Officer
Donald A. Sillers, Jr.	79	Class III Director
Sherrill Stone	68	Class III Director, Chairman, President, and Chief Executive Officer
William T. Strohecker	47	Executive Vice President and Chief Operating Officer (Outgoing)
David Taylor	40	Vice President of Separation Filtration Systems
     Set forth below is a description of the backgrounds of the executive officers and directors, including the nominees for director.
•	Peter J. Burlage joined the Company in 1992. Mr. Burlage was promoted to Executive Vice President and Chief Operating Officer on October 3, 2005. Previously, he served as Vice President of the Environmental Systems business segment since January 2001. Prior to that position, Mr. Burlage was the Company’s SCR Division Manager from 1997 to 2000 and Vice President of Engineering from 2000 to 2001. Mr. Burlage earned his B.S. in Mechanical Engineering from the University of Texas. Mr. Burlage was promoted to the position of Executive Vice President and Chief Operating Officer subsequent to the departure of William T. Strohecker.

•	G. Darwyn Cornwell rejoined the Company in 2003 as Vice President of Manufacturing and subsequently promoted to Vice President of Operations. Mr. Cornwell had previously served as Senior Vice President of Operations for the Company from 1997 through 2000 and has held various other management positions with Peerless from 1982 to 2000. Prior to rejoining the Company in 2003, Mr. Cornwell served as President of Ace World Companies, a designer and manufacturer of custom engineered heavy material handling equipment. Mr. Cornwell earned a B.S. in Business Management from LeTourneau University.

•	Bernard S. Lee, retired, was the former President of Institute of Gas Technology. Mr. Lee has been a director of our Company since 1982.

•	Joseph V. Mariner, Jr., retired, has been a director of the Company since 1980.

•	R. Clayton Mulford has been a director of the Company since January 2002. An attorney, Mr. Mulford, has been a partner in the Dallas office of Jones Day since January 2004. Previously, Mr. Mulford was a partner and member of the Executive Committee of Hughes & Luce, LLP. Mr. Mulford served as lead corporate legal counsel to the Company for a number of years.

•	Henry G. Schopfer, III joined the Company in October 2005 as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Schopfer served from 2001 to 2005, as Chief Financial Officer of T-Netix, Inc., a telecommunications company, from 1996 to 2000, as Chief Financial Officer of Wireless One, Inc., a communications company, from 1988 to 1996, as Corporate Controller and Chief Financial Officer of Daniel Industries, Inc., a manufacturer of fluid measurement products and systems for the energy industry. Mr. Schopfer earned a B.S. in Accounting from Louisiana State University and is a Certified Public Accountant.

•	Donald A. Sillers, Jr. is the Company’s former Chairman of the Board and Chief Executive Officer, and has served as a director of the Company since 1970.

•	Sherrill Stone has served as Chairman of the Board and Chief Executive Officer since 1993, and President of the Company from 1986 through 2002 and from 2003 to present. Mr. Stone has also served as a director of the Company since 1986.

•	William T. Strohecker joined the Company in July 2003 as Executive Vice President and Chief Operating Officer. Prior to joining Peerless, Mr. Strohecker served from 2000 to 2003 as President of HF Controls Corporation. Mr. Strohecker served from 1994 to 2000 as Vice President at Forney Corporation. Mr. Strohecker’s employment with the Company ended on November 2, 2005.

•	David Taylor joined the Company in 1988 as a Research Engineer. Since joining Peerless, Mr. Taylor has served the Company in a variety of Engineering, Sales and Management positions. In 2000, Mr. Taylor was appointed Vice President for Separation Filtration Systems and retains this responsibility on a global basis today. In July 2004, Mr. Taylor resumed responsibility for Peerless’ Asia Pacific operations. Mr. Taylor earned a B.S. in Mechanical Engineering from Southern Methodist University.

Security Ownership of Management and Certain Beneficial Owners
     The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 14, 2005 (unless otherwise noted) for:
•	Each person who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock;

•	Each of our directors and director nominees;

•	Each of our senior officers named in the Summary Compensation; and

•	All of our directors and senior officers as a group.
     The percentages of shares outstanding provided in the table is based on 3,036,684 voting shares outstanding as of October 14, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of October 14, 2005 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of our directors, director nominees and senior officers listed below is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229.

	Number
Name	of Shares	Percent

Peter J. Burlage (1)	10,000	*
G. Darwyn Cornwell (2)	3,000	*
Bernard S. Lee (3)	15,000	*
Joseph V. Mariner, Jr. (4)	5,700	*
R. Clayton Mulford (5)	3,000	*
Donald A. Sillers, Jr. (6)	69,121	2.3%
Sherrill Stone (7)	129,716	4.2%
William T. Strohecker (8)	6,000	*
David Taylor (9)	7,500	*
Richard L. Travis, Jr. (10)	15,000	*
Royce & Associates (11)	415,400	13.7%
1414 Avenue of the Americas New York, NY 10019
Brown Advisory Holdings (12)	361,101	11.9%
901 South Bond Street Baltimore, Maryland 21231
All directors and senior officers	264,037	8.3%
as a group (10 persons) (13)

*	Denotes ownership of less than 1%

(1)	Includes 10,000 shares issuable pursuant to options to purchase Common Stock.

(2)	Includes 2,000 shares issuable pursuant to options to purchase Common Stock. Does not include 1,000 shares owned of record by Linda Cornwell, Mr. Cornwell’s wife, as to which shares Mr. Cornwell disclaims any beneficial interest.

(3)	Includes 4,000 shares issuable pursuant to options to purchase Common Stock.

(4)	Includes 3,000 shares issuable pursuant to options to purchase Common Stock.

(5)	Includes 3,000 shares issuable pursuant to options to purchase Common Stock.

(6)	Includes 11,400 shares issuable pursuant to options to purchase Common Stock. Does not include 1,878 shares owned of record by Virginia Sillers, Mr. Sillers’ wife, as to which shares Mr. Sillers disclaims any beneficial interest.

(7)	Includes 83,000 shares issuable pursuant to options to purchase Common Stock. Does not include 300 shares owned of record by Jo Ann Stone, Mr. Stone’s wife, as to which shares Mr. Stone disclaims any beneficial interest.

(8)	Includes 6,000 shares issuable pursuant to options to purchase Common Stock.

(9)	Includes 7,500 shares issuable pursuant to options to purchase Common Stock.

(10)	Includes 14,000 shares issuable pursuant to options to purchase Common Stock.

(11)	The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2005.

(12)	The information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on June 10, 2005, which indicates the entity has shared investment power to the shares, but no power to vote the shares.

(13)	Includes 143,900 shares issuable pursuant to options to purchase Common Stock.
Section 16 (a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of any class of our equity securities registered under Section 12 of the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership in such securities and other equity securities of our Company. SEC regulations also require directors, executive officers and greater than 10% stockholders to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, we believe our directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements during the year ended June 30, 2005.
Certain Relationships and Related Transactions
     Prior to January 2004, R. Clayton Mulford, a director of the Company, was a partner at the law firm of Hughes & Luce, LLP, Dallas, Texas. Hughes & Luce, LLP provided legal services to the Company during the 2005 fiscal year. The dollar amount of fees that the Company paid to Hughes & Luce, LLP during the 2005 fiscal year did not exceed five percent of Hughes & Luce, LLP’s gross revenue for its latest full fiscal year.

Corporate Governance
General
     The Company has established corporate governance practices designed to serve the best interests of the Company and its shareholders. The Company is in compliance with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq National Market (the “Nasdaq”), the stock exchange on which our Common Stock is traded. The Company will continue to review and modify its policies and procedures to ensure compliance with developing standards in the corporate governance area. You can access and print these documents from the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com or you can request a copy by writing us at the following address:
Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn: Investor Relations
Director Independence
     The Board has determined that except for Sherrill Stone, our Chief Executive Officer, President and Chairman, no other director has a material relationship with the Company (either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with the Company) and that all, with the exception of Mr. Stone, meet the criteria for independence under Nasdaq listing standards. The Board has also determined that no member of the Audit Committee, Compensation Committee, or Nominating Committee has any material relationship with the Company (either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with the Company) and that all members of these committees meet the criteria for independence under the Nasdaq listing standards.
Board Composition and Director Qualifications
     The Nominating Committee periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated or otherwise arise, the Nominating Committee will review and assess potential candidates. The Nominating Committee utilizes various methods for identifying candidates for director. Candidates may come from recommendations of Board members, management, shareholders, or professional search firms. Generally director candidates should, at a minimum:
•	Have exemplary character and integrity and be willing to work constructively with others;

•	Have sufficient time to devote to Board meetings and consultation on Board matters;

•	Be free of conflicts of interest that violate applicable law or interfere with director performance;

•	Have the capacity and desire to represent the interest of the Company’s shareholders as a whole;

•	Have the ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, marketing, management, law, academia, strategic planning, technology, investor relations, executive leadership development or executive compensation;

•	Be accomplished in their respective field with superior credentials and recognition;

•	Have had prior experience in service as a senior officer or director, or a trusted advisor to senior management, of a publicly held company or a company similarly situated as the Company; and

•	Have knowledge of the critical aspects of the Company’s business and operations.
     The director qualifications set forth above are general in nature and are intended to provide a flexible guideline for the effective functioning of the Company’s director nomination process. These qualifications may be modified or amended from time to time, as the Board deems appropriate. For additional information, see “Board Nominations Policy” located on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.
Director Recommendations by Shareholders
     In addition to recommendations from Board members, management, or professional search firms, the Nominating Committee will consider director candidates properly submitted for consideration by shareholders. Shareholders must submit their director recommendations to the Nominating Committee in care of the Company’s Chairman of the Board in writing not less than 120 days prior to the one-year anniversary date of the date the Company mailed its proxy materials to shareholders for its previous annual meeting. Shareholder nominations must be addressed as follows:
Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn: Chairman of the Board
Director of Candidate Submission
     Director candidate nominations submitted by shareholders must contain at least the following information:
•	The name and address of the recommending shareholder;

•	The number of shares of the Company’s Common Stock beneficially owned by the recommending shareholder and the dates such shares were purchased;

•	The name, age, business address, and residence of the candidate;

•	The principal occupation or employment of the candidate for the past five years;

•	A description of the candidate’s qualification to serve as a director, including financial expertise and why the candidate does or does not qualify as “independent” under the Marketplace Rules of Nasdaq;

•	The number of shares of the Company’s Common Stock beneficially owned by the candidate, if any; and

•	A description of any arrangements or understandings between the recommending shareholder and the candidate, if any, or any other person pursuant to which the recommending shareholder is making the recommendation.
     In addition, the recommending shareholder and the candidate should submit a signed statement agreeing and acknowledging that:
•	The candidate consents to being a director, and if nominated and elected, will serve as a director representing the Company and its shareholders in accordance with the Company’s Article of Incorporation, Bylaws, and corporate governance codes and policies and other applicable laws;

•	The candidate, if elected, will comply with the Company’s policies and procedures and all rules and regulations applicable to the Board or individual directors; and

•	The recommending shareholder and the candidate will promptly provide any additional information requested by the Nominating Committee and/or the Board of Directors to assist in the consideration of the candidate including, without limitation, a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Nominating Committee, or its representative, upon request.
     For a complete list of the information that must be included in director recommendations submitted by shareholders, please see the “Policy on Director Recommendations by Shareholders” on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com. The Nominating Committee will consider all director candidates identified through its established processes and will evaluate each of them, including incumbents, based on the same criteria. However, the Nominating Committee may prefer incumbent directors and director candidates who they know personally or that have relevant industry experience and in-depth knowledge of the Company’s business and operations.
     The policies and procedures set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s nomination process. The Board intends to review these policies and procedures at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.
Communications with the Board
     Shareholders may communicate with the Board, any committee of the Board, the independent or non-management directors, each as a group, or with any individual director by submitting communications in writing to the Company’s Chairman of the Board. All communications must identify the author and state that the author is a shareholder of the Company, and be mailed to the following address:
Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn: Chairman of the Board
Shareholder Communication

     Shareholder communications should be sent in an envelope that clearly indicates the intended recipients, those being the Board of Directors, a committee of the Board, the independent or non-management directors, each as a group, or any individual director.
     The Chairman of the Board will act as agent for the directors in facilitating the receipt of shareholder communications and may review, sort and summarize the communications. The Board, including independent and non-management directors, has directed the Chairman of the Board not to forward to the intended recipients any shareholder communications that the Chairman of the Board reasonably determines in good faith, exercising reasonable judgment, to relate to improper or irrelevant subjects or that are substantially incomplete. For additional information on shareholder communications, please see our “Shareholder Communications Policy” located on the “Corporate Governance” page of the “Investor Relations” section on our website at www.peerlessmfg.com.
Corporate Code of Conduct
     The Company’s “Corporate Code of Conduct for Directors and Employees” applies to all of the Company’s directors, officers, and employees. The purpose of this code is to focus our directors and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help to enhance and formalize our culture of integrity, honesty, and accountability. The Company will post on the “Corporate Governance” page of the “Investor Relations” section of its website at www.peerlessmfg.com, and file with the SEC a periodic report on Form 8-K, any amendments or waivers of any provisions of this code for the benefit of the Company’s senior executive officers or directors.
Whistleblower Policy
     The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting, internal accounting controls, or auditing matters. The Company’s “Whistleblower Policy” can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.
Disclosure Committee
     The Company has established a Disclosure Committee of members of management to assist the Company in fulfilling its obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the Company’s periodic filings with the SEC.
Board Meetings and Committees of the Board of Directors
Board Meetings
     Our business is managed under the direction of our Board of Directors. Our Board meets during the year to review significant developments and to act on matters requiring Board approval. Our Board met in person on six occasions and held five telephonic meetings during the year ended June 30, 2005, with all members in attendance at the meetings held in person; and only one member unavailable to attend one of the telephonic meetings. The Company has not adopted a formal policy on director attendance at Board or shareholder meetings, because the Board believes that high standards of director attendance, preparedness, and active participation have been encouraged and adhered to by the current Board. The Board will continue to monitor director attendance and will formally adopt a policy if it deems appropriate. All of the directors attended the 2004 Annual Meeting of Shareholders and the 2004 Annual Meeting of Directors.
Board Committees
     Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Nominating Committee. The independent members of the Board, as a whole, perform the function customarily attributed to a Corporate Governance Committee. Committee members are appointed annually by the Board and serve until their successors are appointed and qualified or until their earlier resignation or removal. The Company’s Board has adopted a Corporate Code of Conduct covering all directors, executive officers, and employees of the Company. You can access and print a copy of this document from the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.
     The Board appointed the following independent Board members to serve on these committees.
•	Audit Committee, comprised of Joseph V. Mariner, Jr., Donald A. Sillers, Jr., and Bernard S. Lee. Mr. Lee serves as the Chairman of the Audit Committee.

•	Compensation Committee, comprised of Joseph V. Mariner, Jr., Donald A Sillers, Jr., Bernard S. Lee and R. Clayton Mulford. Mr. Mariner serves as the Chairman of the Compensation Committee.

•	Nominating Committee, comprised of Joseph V. Mariner, Jr., Donald A Sillers, Jr., Bernard S. Lee and R. Clayton Mulford. Mr. Mulford serves as the Chairman of the Nominating Committee.
Audit Committee
     The Audit Committee (1) appoints, terminates, compensates, and oversees the work of the independent auditors, (2) pre-approves all audit, review, and permitted non-audit services provided by the independent auditors, (3) evaluates the independence of the independent auditors, (4) reviews external and internal audit reports and management’s responses thereto, (5) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (6) reviews annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC, (7) reviews and discusses with management earnings releases, (8) meets with management, the independent auditors, and the Board, (9) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting, and internal control matters of the Company, (10) oversees the receipt, investigation, resolution, and retention of all complaints submitted under the Company’s “Whistleblower Policy,” and (11) otherwise complies with its responsibilities and duties as set forth in the Company’s Audit Committee Charter. The Audit Committee Charter and the Company’s “Whistleblower Policy” can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.

     The Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the Marketplace Rules of Nasdaq and the SEC and has also made the determination that all three members have the attributes of a financial expert as defined by the regulations of the SEC.
     The Audit Committee met four times in person and held three telephonic meetings in fiscal 2005. For additional information on the Company’s Audit Committee see “Audit Committee Matters” of this Proxy Statement.
Compensation Committee
     The Compensation Committee (1) determines the compensation of the senior executive officers and other key employees of the Company, including the Company’s Chief Executive Officer, (2) assists in developing and reviewing the annual performance goals and objectives of the senior executive officers and other key employees of the Company, including the Company’s Chief Executive Officer, (3) reviews and recommends compensation for the Company’s outside directors, (4) assesses the adequacy and competitiveness of the Company’s executive compensation program, and (5) administers the Company’s incentive compensation program and other equity-based compensation plans. The Company’s Compensation Committee Charter can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.
     The Compensation Committee met four times in fiscal 2005 with all members in attendance for three of the meetings and one member unavailable for one meeting. For additional information concerning the Compensation Committee, see “Report of Compensation Committee.”
Nominating Committee
     The Nominating Committee (1) assists the Board in developing qualifications for Board membership, (2) identifies candidates for Board membership, (3) assesses the size and composition of the Board and its committees and identify qualities, skills and areas of expertise, (4) assists the Board in establishing policies and procedures for submission of director candidates by shareholders, (5) assists the Board in determining membership on Board Committees, and (6) assists the Board with the performance evaluations of the Board and its committees and, upon request of the Board, the executive officers of the Company. The Company’s Nominating Committee Charter can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com. The Nominating Committee met one time during fiscal 2005 with all members in attendance.
Compensation of Directors
     Non-employee directors are paid $1,875 per quarter, plus $1,000 for each scheduled and special Board meeting and committee meeting they attend. Non-employee committee chairman are paid $1,500 for each scheduled and special committee meeting they chair. The Company also grants stock options for 1,000 shares of our Common Stock to each of the non-employee directors on the date of the annual shareholder’s meeting for such director’s prior year’s service. During fiscal 2005, an aggregate of 4,000 options were granted to non-employee directors to purchase shares of the Company’s Common Stock, all of which were immediately exercisable. Additionally, during fiscal 2005, Mr. Lee, Chairman of the Audit Committee was paid $2,500 in conjunction with his services during the Company’s review of its internal control deficiencies. Mr. Stone, the only officer serving on the Board, does not receive compensation for serving on our Board.

Compensation of Senior Officers
Summary Compensation Table
     The following table sets forth information regarding compensation we paid to our Chief Executive Officer and our most highly compensated senior officers during fiscal years ended June 30, 2005, 2004 and 2003:

					Long Term Compensation
					Awards		Payouts
						Securities
					Restricted	Underlying
	Annual Compensation				Stock	Options/	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Other	Awards(s)	SAR’s	Payouts	Compensation
Principal Position	Year	($)	($)(1)	($)	($)	(#)	($)	($)(2)
Peter J. Burlage (3)	2005	$137,308	$—	$—	$—	3,000	$—	$2,933
Executive Vice President	2004	123,891	8,280	—	—	4,000	—	2,636
Chief Operating Officer	2003	112,500	—	—	—	—	—	2,378

G. Darwyn Cornwell	2005	134,615	—	—	—	3,000	—	3,887
Vice President -	2004	99,725	5,733	—	—	4,000	—	2,867
Operations	2003	—	—	—	—	—	—	—

Sherrill Stone	2005	275,000				5,000		11,944
Chairman, CEO,	2004	262,656	11,465	—	—	10,000	—	11,247
President	2003	250,000	—	—	—	—	—	14,280

William T. Strohecker (4)	2005	195,000				5,000		10,565
Executive Vice President	2004	184,132	10,191	—	—	12,000	—	9,891
Chief Operating Officer	2002	—	—	—	—	—	—	—

David Taylor	2005	137,308				3,000		2,924
Vice President -	2004	123,891	8,280	—	—	4,000	—	2,626
Separation Filtration	2003	112,500	—	—	—	—	—	2,378

Richard L. Travis, Jr. (5)	2005	195,000				5,000		10,944
Chief Finance Officer	2004	187,527	10,191	—	—	12,000	—	10,549
Vice President of Adm.	2003	179,231	—	—	—	—	—	5,783

1)	Bonuses are paid in the fiscal year following the year in which they are earned.

2)	Amounts reported for 2005 consist of: (1) personal use of Company vehicles of $2,634, $6,228 and $6,490 for Messrs. Stone, Strohecker and Travis, respectively; (2) employer matching contributions under the Company’s 401(k) plan of $2,746, $2,692, $5,500, $3,900, $2,746, and $3,900 for Messrs. Burlage, Cornwell, Stone, Strohecker, Taylor and Travis, respectively; and (3) cost of premiums for group life insurance in excess of $50,000 of $187, $1,194, $3,810 $437, $178, and $554 for Messrs. Burlage, Cornwell, Stone, Strohecker, Taylor and Travis, respectively.

3)	Mr. Burlage is the newly appointed Executive Vice President and Chief Operating Officer, subsequent to the departure of Mr. Strohecker.

4)	Mr. Strohecker’s employment with the Company ended on November 2, 2005.

5)	Mr. Travis resigned from the Company, effective October 18, 2005.

Option Grants in 2005 to Senior Officers
     In fiscal 2005, stock options for an aggregate of 37,600 shares of our Common Stock were issued to 28 employees, 5,000 of which were immediately exercisable and 32,600 of which will vest 25% ratably over the first four years of the 10-year exercise period.
     The following table sets forth certain information concerning Common Stock options granted to the named executive officers during the fiscal year ending June 30, 2005:

	Individual Grants
	Number of	% of Total
	Securities	Options			Potential Realizable Value
	Underlying	Granted to	Exercise		at Assumed Annual Rates of
	Options	Employees in	or Base		Stock Appreciation
	Granted	Fiscal Year	Price	Expiration	for Option Term (1)
Name	(2) (#)	2005	($ per share)	Date (2)	5% ($)	10%($)
Peter J. Burlage	3,000	7.21%	$14.52	2/3/2015	$27,395	$69,423
G. Darwyn Cornwell	3,000	7.21%	14.52	2/3/2015	27,395	69,423
Sherrill Stone	5,000	12.02%	14.52	2/3/2015	45,658	115,706
William T. Strohecker	5,000	12.02%	14.52	2/3/2015	45,658	115,706
David Taylor	3,000	7.21%	14.52	2/3/2015	27,395	69,423
Richard L. Travis, Jr.	5,000	12.02%	14.52	2/3/2015	45,658	115,706

(1)	Caution is recommended in interpreting the financial significance of these figures. Potential values are based on the assumption that the Company’s Common Stock will appreciate 5% or 10% each year, compounded annually, from the grant date of the option to the end of the option term, and therefore, the figures are not intended to forecast possible future appreciation, if any, of the price of the Common Stock or establish a present value of the options.

(2)	All options granted are exercisable for Common Stock pursuant to Peerless Mfg. Co. 2001 Stock Option and Restricted Stock Plan.

Aggregated Option Exercises in 2005 and Fiscal Year-end Option Values Table
     The following table sets forth information concerning Common Stock acquired on exercise of stock options during fiscal 2005, any value realized therein, the number of options at the end of fiscal 2005 (exercisable and unexercisable) and the value of stock options held at the end of 2005 by the executive officers. The “Value Realized” column reflects the difference between the market price on the date of exercise and the market price on the date of grant (which establishes the exercise price for the option) for all options exercised, even though the executive may have actually received fewer shares as a result of the surrender of shares to pay the exercise price, or the withholding of shares to cover the tax liability associated with the option exercise. Accordingly, the “Value Realized” numbers do not necessarily reflect what the executive might receive, should the optionee choose to sell the shares required by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the price on the exercise date of the option.

			Number (#) of Securities
	Shares		Underlying Unexercised Options		Value ($) of Unexercised
	Acquired on	Value	at Fiscal Year Ended		In-the Money Options
	Exercise	Realized	June 30, 2005		at June 30, 2005 (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Burlage	4,000	$35,538	9,000	6,000	$34,610	$5,580
G. Darwyn Cornwell	—	—	1,000	6,000	1,860	5,580
Sherrill Stone	—	—	83,000	—	543,475	—
William T. Strohecker (2)	—	—	3,000	14,000	8,415	25,245
David Taylor	5,000	43,986	6,500	6,000	14,141	5,580
Richard L. Travis, Jr. (3)	—	—	11,000	14,000	8,415	25,245

(1)	The closing price for the Company’s Common Stock as reported on Nasdaq Stock Market on June 30, 2005 was $14.50. Value is calculated on the basis of the difference between $14.50 and the option exercise price of “in the money” options, multiplied by the number of shares of our Common Stock underlying the option.

(2)	Mr. Strohecker’s employment with the Company ended on November 2, 2005.

(3)	Mr. Travis resigned from the Company, effective October 18, 2005.

Equity Compensation Plan Information
     The following table sets forth aggregate information regarding the Company’s compensation plans in effect as of June 30, 2005.

	Number of		Number of securities
	securities to be	Weighted-	available for future
	issued upon	average	issuances under equity
	exercise of	exercise price	compensation plans
	outstanding	of outstanding	(excluding securities
	options	options	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	237,950	$11.22	121,200
Equity compensation plans not approved by security holders	—	—	—

Total	237,950	$11.22	121,200

(1)	Includes the 1995 Stock Option and Restricted Stock Plan and the 2001 Stock Option and Restricted Stock Plan.
Employment, Severance and Change in Control Agreements with Certain Executive Officers
Stone Agreements
     The Company has entered into an employment agreement and a change of control agreement with Mr. Stone. Mr. Stone’s employment agreement with the Company as Chairman of the Board, Chief Executive Officer and President was initially for a one year term, commencing July 20, 2001 and renews for successive 12 month periods thereafter unless the agreement is terminated by either party prior to the anniversary date of the agreement. Pursuant to the terms of the employment agreement, Mr. Stone has agreed not to compete with the Company during his employment and for one year following the termination of his employment. Mr. Stone is also bound by confidentiality, nondisparagement and conflict of interest provisions. The Company may terminate Mr. Stone for “cause” or without “cause” at any time. If Mr. Stone is terminated without “cause,” the Company must pay Mr. Stone a severance payment equal to 150% of his current base salary plus provide insurance benefits to Mr. Stone and his spouse for 12 months after the date of termination. Mr. Stone may terminate his employment at any time and the Company will have no severance obligations in the event of his voluntary resignation, unless Mr. Stone resigns to retire from active working life. In the event Mr. Stone retires from active working life, the Company will pay Mr. Stone a payment equal to 150% of his current base salary. In Mr. Stone’s employment and change of control agreements, “cause” is defined as (1) the conviction of a crime involving moral turpitude, (2) the employee’s intentional material act of fraud to his pecuniary benefit, or (3) the employee’s intentional and continued failure to substantially perform his duties to the Company or intentional wrong doing resulting in material injury to the Company.
     Mr. Stone’s change of control agreement provides that if after a “change of control” occurs, Mr. Stone is terminated by the Company (or its successor) without “cause” or Mr. Stone resigns and (1) an adverse change in his position, duties or authority has occurred, (2) he has been hindered in his ability to perform his job, (3) his principal location of work is relocated outside of the Dallas metropolitan area, or (4) the Company (or its successor) breaches the change of control agreement (each, a “good reason”), Mr. Stone will receive severance compensation equal to 299% of his average annual compensation for the prior five years plus customary employee benefits for three years thereafter. The change of control agreement has a term of three years following a change of control, which renews for successive one-year periods unless either party gives notice prior to the annual renewal date. As used in each executive’s change of control agreement, “change of control” means (1) the Company is merged, consolidated or reorganized with another company and as a result, the Company’s shareholders own less than 50.1% of the voting power of the combined company, (2) the Company sells all or substantially all its assets, (3) more than 50% of the Company’s issued and outstanding Common Stock is sold, (4) the current Board of Directors, or successor directors approved by the Board, cease to constitute a majority of the Company’s Board of Directors, or (5) such other events that cause a change of control of the Company as determined by the Board.
Strohecker Agreements
     Mr. Strohecker’s employment with the Company as Executive Vice President and Chief Operating Officer ended on November 2, 2005. Pursuant to the terms of his employment agreement, Mr. Strohecker agreed not to compete with the Company for one year following the termination of his employment. He also remains bound by confidentiality, nondisparagement and conflict of interest provisions.
     The Company has entered into a change of control agreement with Mr. Strohecker. Mr. Strohecker’s change of control agreement provides that if a “change of control” occurs after Mr. Strohecker’s sixth month of employment and Mr. Strohecker is terminated by the Company (or its successor) without “cause” or Mr. Strohecker resigns and a “good reason” has occurred, Mr. Strohecker will receive severance compensation equal to 150% of his average annual compensation for the prior five years plus customary employee benefits for 12 months thereafter. The change of control agreement has a term of three years following a change of control, which renews for successive one-year periods unless either party gives notice prior to the annual renewal date.
     In Mr. Strohecker’s change of control agreement, “cause” is defined as (1) the conviction of a crime involving moral turpitude, (2) the employee’s intentional material act of fraud to his pecuniary benefit, or (3) the employee’s intentional and continued failure to substantially perform his duties to the Company or intentional wrong doing resulting in material injury to the Company, (4) the failure by the employee to follow a reasonable directive of the Board of Directors or the Chief Executive Officer, or (5) violation of any policies or procedures of the Company, including without limitation, any human relations policy, resulting in material injury to the Company, in each case as reasonably determined by the Company’s Board of Directors.
Burlage Agreement
     The Company entered into an employment agreement with Mr. Burlage as Executive Vice President and Chief Operating Officer on October 31, 2005. This employment agreement has an initial term of three years. Pursuant to the terms of the employment agreement, Mr. Burlage has agreed not to compete with the Company during his employment and for one year following the termination of his employment. Confidentiality, nondisparagement and conflict of interest provisions also bind Mr. Burlage. The Company may terminate Mr. Burlage for “cause” or without “cause” at any time. If Mr. Burlage is terminated without “cause”, the Company, after 30 days notice, must pay him a severance payment equal to the sum of (i) 100% of his current base salary annualized, less (ii) the amount of notice payment made. Mr. Burlage may terminate his employment at any time, after 30 days notice, and the Company will have no severance obligations to the terminated officer in the event of voluntary termination. In the event voluntary termination is due to (a) a material adverse change in position, (b) a material adverse change in the method of calculating annual bonus, but not the amount, or a significant reduction in the scope or value in the aggregate of monetary or non-monetary benefits, (c) a determination, in good faith, by Mr. Burlage that due to, changes in circumstances affecting his position or changes in the composition or policies of the Board, or other material events, that he is substantially unable to carry-out, or has been substantially hindered in his ability to perform his job, or (d) relocation outside the current metropolitan area, then the Company would be required to pay him a lump sum payment equal to the sum of (1) 50% of his current base salary annualized, less (2) amount of notice payment paid, plus (3) pro-rata portion of his annual incentive bonus.
Other Officer Agreements
     The Company has also entered into employment agreements with Mr. Taylor on October 31, 2003 and Mr. Cornwell on July 1, 2004. These employment agreements have an initial term of three years. Pursuant to the terms of the employment agreement, Messrs. Cornwell and Taylor have agreed not to compete with the Company during their employment and for one year following the termination of their employment. Confidentiality, nondisparagement and conflict of interest provisions also bind Messrs. Cornwell and Taylor. The Company may terminate Messrs. Cornwell or Taylor for “cause” or without “cause” at any time. If either of Messrs. Cornwell or Taylor is terminated without “cause”, the Company, after 30 days notice, must pay the terminated officer a severance payment equal to the sum of (i) 75% of his current base salary annualized, less (ii) the amount of notice payment made. Messrs. Cornwell or Taylor may terminate their employment at any time, after 30 days notice, and the Company will have no severance obligations to the terminated officer in the event of voluntary termination. In the event voluntary termination is due to (a) a material adverse change in position, (b) a material adverse change in the method of calculating annual bonus, but not the amount, or a significant reduction in the scope or value in the aggregate of monetary or non-monetary benefits, (c) a determination, in good faith, by the employee that due to, changes in circumstances affecting his position or changes in the composition or policies of the Board, or other material events, that he is substantially unable to carry-out, or has been substantially hindered in his ability to perform his job, or (d) relocation outside the current metropolitan area, then the Company would be required to pay the terminated officer a lump sum payment equal to the sum of (1) 25% of his current base salary annualized, less (2) amount of notice payment paid, plus (3) pro-rata portion of his annual incentive bonus.
Compensation Committee Interlocks and Insider Participation
     During the 2005 fiscal year, none of the Company’s executive officers served on the board of directors of any business entities whose directors or officers serve on the Company’s Compensation Committee. Except for Mr. Sillers’ prior service as Chairman of the Board and Chief Executive Officer of the Company from which he retired in 1993, no other member of the Compensation Committee is currently or has been an officer or employee of the Company.
Report of the Compensation Committee
     The Compensation Committee is comprised of four directors, all of which have been determined by the Board of Directors of the Company (the “Board”) to be independent pursuant to the listing standards of the Nasdaq Stock Market, the exchange on which the Company’s Common Stock is traded. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at www.peerlessmfg.com.
General Compensation Policy
     The Board and the Compensation Committee believe that the Company’s success requires an experienced and highly motivated professional staff. Therefore, the Company’s compensation program is primarily designed to attract and retain highly capable executive officers and key employees, motivate such individuals to achieve the Company’s strategic financial and operational objectives and reward performance that meets such objectives.

     The Company’s executive compensation program combines base salary, annual bonus and the equity compensation program to attract and retain executives. The Compensation Committee is responsible for setting the annual base compensation and bonus levels and administering the equity compensation programs for our employees, including our executive officers. Its recommendations are subject to final approval by the Board of Directors. The Compensation Committee believes that the key to a successful executive compensation program is in setting aggressive business goals by integrating the program with annual and strategic planning and evaluation processes and by comparing results against industry performance levels. The Compensation Committee takes into account achievements of the Company during the past fiscal year, as well as the individual achievements of various business units and divisions, in making executive compensation determinations. In addition, the Compensation Committee recognizes that the Company competes in a competitive environment, and executive compensation therefore must also take into account the Company’s performance as compared to that of other companies in its industry or in similar industries. The Compensation Committee also evaluates on an annual basis the Company’s corporate performance, revenues and stock performance compared to a broader group of companies, such as the Standard & Poor’s 500.
Annual Base Compensation
     Annual base compensation awarded in any particular fiscal year to each senior officer is based upon the following factors: corporate performance during the prior year, performance of the division for which the officer is responsible, and a more subjective evaluation of each of the officer’s individual performance. The evaluation of corporate performance is directly linked to profitability during the period, and therefore is based upon the value of the Company’s Common Stock. In making this evaluation, the Compensation Committee reviews the Company’s percentage growth in earnings per share over the prior year and its overall return on equity for that period. The Compensation Committee believes that these two factors are the primary determinants of stock price over time. The Compensation Committee also reviews the profit performance of the individual divisions for which the officer is responsible. In addition, the Compensation Committee determines the individual rating for each officer, which is based upon such qualitative factors as the achievement of certain financial objectives and specific organizational and management goals for that officer. Annual base compensation for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is determined in the same manner as for other officers, except that the Compensation Committee does not review or evaluate any particular division’s performance, but rather, looks to the Company as a whole in determining corporate performance relevant to these officers’ compensation.
Annual Bonus Plan
     The Company has an incentive bonus plan pursuant to which certain key employees, including the named senior officers, are selected annually by the Compensation Committee to earn a cash bonus based upon the Company’s after-tax profitability. This plan requires that a specific after-tax return on beginning-of-year equity be achieved, after which bonuses may be paid out. The available bonus pool is calculated on earnings in excess of the base level. Once the total bonus pool is calculated, the Compensation Committee distributes bonuses to participants in the plan in accordance with pre-determined percentages as set annually. The determination of the bonus level awarded to the Chief Executive Officer is made in the same manner as that of other officers.
Equity Compensation Program
     The Company’s stock option program is intended to motivate executive officers and other key employees of the Company by providing long-term incentives to these individuals, all in a manner that is consistent with shareholder interests. Stock options are generally granted annually, with an exercise price equal to the fair market value of the Company’s Common Stock on the grant date. The number of options granted to a recipient is determined using various factors such as long-term incentives granted to executive officers in companies of comparable size and the individual recipient’s contribution to the Company. To encourage long-term performance, options generally vest over a four-year period.
     The Compensation Committee also recognizes that, in order to attract and retain the highest quality officers, their compensation programs must be competitive in relation to compensation programs of other companies in similar industries and in comparable geographic areas. Accordingly, the Compensation Committee periodically reviews the executive compensation paid by such companies and local and national survey data. In addition the Company may use the services of independent compensation and benefits consulting firms to provide analysis and recommendations for competitive pay levels and programs.
     In fiscal year 2005, the Compensation Committee increased the base salary levels of its five senior officers, excluding its Chief Executive Officer, by an average of 2.5%. Based on the Company’s performance during fiscal 2005, the Compensation Committee granted no cash bonuses to these individuals during fiscal 2005.
Compensation of Chief Executive Officer
     During fiscal 2005, the base salary of Mr. Stone, the Chief Executive Officer of the Company, was not increased. In fiscal 2005, Mr. Stone was granted options to purchase 5,000 shares of the Company’s Common Stock at an exercise price of $14.52, the fair market value of the Common Stock on the date of grant. These options were fully vested on the date of grant.
     Mr. Stone’s base salary is not solely related to specific measures of corporate performance. His tenure of service and his current job responsibilities, as well as the relative salaries of his peers in the industries in which the Company competes are also used to determine his base salary. Any stock options awarded to Mr. Stone are not necessarily directly tied to specific measures of corporate performance. Such awards are generally based on his current compensation and the Company’s overall relative performance.
Deductibility of Compensation
     Compensation in excess of $1 million per year by any of our five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Our stock incentive plans used to compensate executive officers have complied, and are intended to continue to comply, with the requirements of Section 162(m).
1995 and 2001 Stock Option and Restricted Stock Plan
     Our Board of Directors adopted the 1995 and the 2001 Stock Option and Restricted Stock Plans (the “Plans”) to attract, motivate and retain qualified employees. The Plans were approved by our shareholders on November 21, 1996 and November 20, 2001, respectively and became effective immediately thereafter. Our Board of Directors, which administers the Plans, delegated to the Compensation Committee its power to determine which employees should be awarded stock options or restricted stock pursuant to the Plans. From time to time, our Chief Executive Officer will recommend to the Compensation Committee individuals he believes should receive an option or grant, and, with respect to any recommended option, whether the option should be a qualified or nonqualified. The Compensation Committee will consider, but need not accept, the Chief Executive Officer’s recommendations.
     Under the terms of the Plans, options or grants up to an aggregate of 490,000 shares of Common Stock may be granted to employees and non-employee directors. The Compensation Committee will determine the number and the exercise price of the options, and the time or times that the options become exercisable, provided that an option exercise price may not be less than the fair market value of our Common Stock on the date of grant. The Compensation Committee will also determine the term of an option, provided that the term of a qualified option may not exceed 10 years. The Compensation Committee may grant shares of restricted stock without requiring the payment of cash consideration for the shares. As of June 30, 2005, there were 121,200 shares of Common Stock still available for grant under the Plans.
     On June 15, 2005, the Compensation Committee of the Board of Directors of Peerless Mfg. Co. and the Board of Directors approved the acceleration of the vesting of certain unvested stock options held by employees, including senior and executive officers meeting both 1) an exercise price equal to or in excess of $16.94 per share, and 2) a remaining vesting period less than 12 months. This resulted in approximately 6,550 options becoming immediately exercisable as of June 15, 2005. All other terms and conditions of such options remain unchanged. Of the options accelerated, 4,000 were options to senior and executive officers.
     The members of the Compensation Committee for the fiscal year ended June 30, 2005 submit this report:
Joseph V. Mariner, Jr., Chairman
Bernard S. Lee
R. Clayton Mulford
Donald A. Sillers, Jr.
Notwithstanding anything to the contrary set forth in any of Peerless Mfg. Co.’s (the “Company”) filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Report of the Compensation Committee shall not be incorporated by reference into any such filings, and shall not be deemed “soliciting material” or to be “ filed” under the Securities Act or the Exchange Act.

Stock Price Performance Graph
     The following graph compares the cumulative total shareholder return over a five-year period, assuming $100 invested at June 30, 2000 in each of (1) our Common Stock, (2) the Dow Jones Industrial Average and (3) a peer group consisting of manufacturers in the industrial sector providing industrial and commercial services to other commercial enterprises. Total shareholder return is based on the increase in the price of the Common Stock with dividends reinvested. The stock price performance depicted in the Corporate Performance Graph is not necessarily indicative of future price performance.
The Corporate Performance Graph does not constitute soliciting material and shall not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Cumulative Total Return Analysis	June 2000	June 2001	June 2002	June 2003	June 2004	June 2005
PEERLESS MFG. CO.	$100.00	$214.49	$204.84	$133.15	$142.79	$174.73
DOW JONES US INDUSTRIAL AVERAGE	100.00	102.04	91.52	91.08	108.04	108.76
DOW JONES US DIVERSIFIED INDUSTRIALS	100.00	100.70	66.36	67.42	87.17	90.11
Source: Research Data Group, Inc. www.researchdatagroup.com

Report of the Audit Committee
To our shareholders:
     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at www.peerlessmfg.com. In carrying out its responsibilities, the Audit Committee, among other things:
     • Monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company;
     • Appoints, compensates and oversees the Company’s independent auditors, including reviewing the independence of the independent auditors;
     • Reviews and approves all audit and non-audit services;
     • Oversees the Company’s compliance with legal and regulatory requirements.
     The Audit Committee met on four occasions in person and held three telephonic meetings during fiscal 2005, with all members in attendance at all meetings. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditor’s, which are held outside the presence of the Company’s management.
     In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements of the Company for the 2005 fiscal year and met and held discussions with management, Grant Thornton LLP, the Company’s independent auditors, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent auditors have represented to the Audit Committee that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards.
     The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by the Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.
     Based on the Audit Committee’s discussions with management and the independent auditors as described above, and upon its review of the representations of management and the independent auditors and the report of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, as filed with the Securities and Exchange Commission.

     The members of the Audit Committee for the fiscal year ending June 30, 2005 submit this report:
Bernard S. Lee — Chairman
Joseph V. Mariner, Jr.
Donald A. Sillers, Jr.
Notwithstanding anything to the contrary set forth in any of Peerless Mfg. Co.’s (the “Company”) filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, and shall not be deemed “soliciting material” or to be “filed” under the Securities Act or the Exchange Act.
Independent Auditor’s Services and Fees
     Grant Thornton LLP has served as the Company’s independent auditors since its appointment in 1967. Representatives of Grant Thornton LLP are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. Our Board has ratified the selection by the Audit Committee of the firm Grant Thornton LLP as our independent accountants for fiscal 2006.
     The Audit Committee pre-approves the audit and non-audit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide during the fiscal year. The Audit Committee pre-approves certain audit and non-audit services and establishes a dollar limit on the amount of fees the Company will pay for each category of services. The Audit Committee is informed from time to time as to the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved, and adjusts such amounts, as it deems appropriate. Services that are not pre-approved in such a manner require specific pre-approval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company’s independent auditors. The Audit Committee approved all services provided by Grant Thornton LLP for the 2005 fiscal year. These services included the audit of the Company’s consolidated annual financial statements, a statutory audit of the Company’s UK subsidiary, review of the Company’s consolidated interim financial statements and related filings, tax consultations services, and preparation of state and federal corporate tax returns.
     Following is a summary of Grant Thornton LLP fees for the year ended June 30, 2005 and 2004.
     Audit Fees. Aggregate fees billed by Grant Thornton LLP for the audit of the Company’s consolidated financial statements, statutory audit of the Company’s UK subsidiary, and review of the Company’s consolidated interim financial statements fees, and assistance with and review of documents filed with the SEC were $158,618 for fiscal year 2005 and $130,338 for fiscal year 2004.
     Audit Related Fees. Grant Thornton LLP did not bill the Company for any Audit Related Fees during fiscal year 2004 and 2005.
     Tax Fees. The aggregate fees for income tax consultation, including tax compliance, tax advice and tax planning for fiscal years 2005 and 2004 were $29,417 and $30,325, respectively. These fees related primarily to preparation and review of corporate tax returns and other general tax consultation.

     All Other Fees. The aggregate of all other fees paid for fiscal years 2005 and 2004 were $53,000 and $0, respectively. These fees related primarily to the evaluation of the deficiencies in the Company’s internal controls over financial reporting as they relate to the Company’s administration of contracts.
     The Audit Committee has considered whether the non-audit services provided by Grant Thornton LLP, including the services rendered in connection tax consultation, were compatible with maintaining Grant Thornton LLP’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status on Grant Thornton LLP as the Company’s independent auditors.
Other Matters
Other Business Presented at Annual Meeting
     As of the date of this Proxy Statement, the Board is not aware of any matter to be presented for action at the annual meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.
Where You Can Find More Information
     The Company files reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports, proxy statements and other information concerning the Company at the Securities and Exchange Commission public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The Securities and Exchange Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including the Company. The Company’s Common Stock is quoted on the NASDAQ Stock Market National Market under the symbol “PMFG.”
     A copy of the Company’s 2005 annual report containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation materials.
     If you send your request in writing to Katherine S. Frazier, c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229, we will provide you, without charge, a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or you can download a copy of our Annual Report on Form 10-K from the “SEC Filings” page of the “Investor Relations” section of our website www.peerlessmfg.com.
     You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the proposals contained herein. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than November 11, 2005.
By Order of the Board of Directors,
/s/ Katherine S. Frazier
Secretary
Dallas, Texas
November 21, 2005

PEERLESS MFG. CO.
PROXY
ANNUAL MEETING OF SHAREHOLDERS
December 8, 2005
The undersigned shareholder of Peerless Mfg. Co. (the “Company”) does hereby constitute and appoint Sherrill Stone, Chairman of the Board, and Katherine S. Frazier, Secretary, Treasury and Controller, as his or her proxy, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on Thursday, December 8, 2005, at 2819 Walnut Hill Lane, Dallas, Texas 75229, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all Common Stock of the Company held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below, and in their discretion, on any other matters that may come before the meeting. The undersigned here revokes any other proxy previously given by him or her.
IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES.
PLEASE MARK YOUR VOTE LIKE THIS. ☑
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.
1. ELECTION OF DIRECTORS:
BERNARD S. LEE
JOSEPH V. MARINER, JR.
☐ FOR
☐ WITHHOLD
☐ WITHHOLD Authority To Vote For Individual Nominee Listed Below.
To withhold authority to vote for any individual nominee, write the nominee’s name below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.
2. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP
     ☐ FOR          ☐ AGAINST          ☐ ABSTAIN
THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1 AND 2.

Signature:	Dated:	, 2005

Signature:	Dated:	, 2005

This proxy should be signed EXACTLY as your name(s) appear on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.